Registration No. 333-
                                                                        --------

      As filed with the Securities and Exchange Commission on June 30, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                            FACTORY 2-U STORES, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Delaware                              51-0299573
          --------------------------------------       -------------------
         (State or other jurisdiction of               (IRS Employer
         incorporation or organization)                Identification No.)

         4000 Ruffin Road, San Diego, California            92123
         ---------------------------------------       -------------------
         (Address of Principal Executive Offices)         (Zip Code)

                             1997 Stock Option Plan
             ------------------------------------------------------
                            (Full title of the plan)

                               Michael M. Searles
                            Factory 2-U Stores, Inc.
                                 (858) 627-1800
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copy to: Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                       Los Angeles, California 90071-3442

                         CALCULATION OF REGISTRATION FEE

      Title of
     Securities             Amount          Proposed Maximum          Proposed           Amount of
        to be                to be           Offering Price       Maximum Aggregate     Registration
     Registered           Registered<F1>        Per Share<F2>     Offering Price<F2>         Fee
---------------------- ------------------ ---------------------- -------------------- -----------------
   Common Stock,
     par value          350,000 shares           $37.41              $13,093,500           $3,457
   $.001 per share
---------------------- ------------------ ---------------------- -------------------- -----------------
                                                                  (see footnotes on following page)

                                                     Page 1 of 13 Pages.

----------
<F1>
This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends or similar transactions.

<F2>
The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a price of $37.41 per share, which is the average of the high and low sale prices of the Common Stock on June 26, 2000, as quoted on the Nasdaq National Market.

Securities offered and sold under the plan which are the subject of this Registration Statement were also registered by means of a Registration Statement on Form S-8, No. 33-76011, filed with the Securities and Exchange Commission on April 9, 1999. Prospectus documents used in connection with this Registration Statement will also apply with respect to the prior Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Factory 2-U Stores, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000;

               (b) The Company's Quarterly Report on Form 10-Q for the fiscal period ended April 29, 2000;

               (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since April 29, 2000; and

               (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.


Item 4.  DESCRIPTION OF SECURITIES

          Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Certificate of Incorporation provides for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that the conduct was unlawful.

          Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


Item 8.  EXHIBITS

NUMBER        DESCRIPTION                               METHOD OF FILING
------        -----------                               ----------------
4.1           Certificate of Incorporation of the       Incorporated by reference to the
              Company                                   Company's Registration Statement on
                                                        Form S-4, No. 333-65685, filed October
                                                        14, 1998

NUMBER        DESCRIPTION                               METHOD OF FILING
------        -----------                               ----------------
4.2           Bylaws of the Company                     Incorporated by reference to the
                                                        Company's Registration Statement on
                                                        Form S-1, No. 33-77488, filed April 7,
                                                        1994

4.3           1997 Stock Option Plan, as amended        Filed herewith

5.1           Opinion of Hughes Hubbard & Reed LLP      Filed herewith

23.1          Consent of Arthur Andersen LLP            Filed herewith

23.2          Consent of Hughes Hubbard & Reed LLP      Contained in Exhibit 5.1

24.1          Powers of Attorney                        Filed herewith


Item 9.  UNDERTAKINGS

(a)     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of June, 2000.

                                             FACTORY 2-U STORES, INC.



                                             By:   /S/ MICHAEL M. SEARLES
                                                  -----------------------------
                                                       Michael M. Searles
                                                       Chairman of the Board



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 27th day of June, 2000.

SIGNATURE                                            CAPACITY

/S/ MICHAEL M. SEARLES                               President, Chief Executive Officer and
----------------------------------------             Director (Principal Executive Officer)
            Michael M. Searles


/S/ DOUGLAS C. FELDERMAN                             Executive Vice President (Principal
----------------------------------------             Financial and Accounting Officer)
           Douglas C. Felderman


/S/ PETER V. HANDAL                                  Director
----------------------------------------
           Peter V. Handal


/S/ IRA NEIMARK                                      Director
----------------------------------------
           Ira Neimark


/S/ RONALD RASHKOW                                   Director
----------------------------------------
           Ronald Rashkow


SIGNATURE                                            CAPACITY
/S/ H. WHITNEY WAGNER                                Director
----------------------------------------
           H. Whitney Wagner


/S/ WM. ROBERT WRIGHT II                             Director
----------------------------------------
           Wm. Robert Wright II

                                  EXHIBIT INDEX

NUMBER        DESCRIPTION                       METHOD OF FILING                          PAGE
------        -----------                       ----------------                          ----
4.1           Certificate of Incorporation of   Incorporated by reference to the           --
              the Company                       Company's Registration Statement
                                                on Form S-4, No. 333-65685, filed
                                                October 14, 1998

4.2           Bylaws of the Company             Incorporated by reference to the           --
                                                Company's Registration Statement
                                                on Form S-1, No. 33-77488, filed
                                                April 7, 1994

4.3           1997 Stock Option Plan, as        Filed herewith                             11
              amended

5.1           Opinion of Hughes Hubbard &       Filed herewith                             20
              Reed LLP

23.1          Consent of Arthur Andersen LLP    Filed herewith                             21

23.2          Consent of Hughes Hubbard &       Contained in Exhibit 5.1                   --
              Reed LLP

24.1          Powers of Attorney                Filed herewith                             22